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                                                                     Exhibit 5.1


                OPINION OF HELLER EHRMAN WHITE & MCAULIFFE LLP


              [Letterhead of Heller Ehrman White & McAuliffe LLP]


                               January 19, 2001

                                                                      22800-0001



Maxygen, Inc.
515 Galveston Drive
Redwood City, CA  94063

                       Registration Statement on Form S-3
                       ----------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Maxygen, Inc., a Delaware corporation (the "Company"), in connection with Amendment No. 1 to the Registration Statement on Form S-3 (the "Registration Statement") which the Company proposes to file with the Securities and Exchange Commission on January 19, 2001 for the purpose of registering for resale under the Securities Act of 1933, as amended, 209,500 shares of its Common Stock, par value $0.0001 (the "Shares"). The Shares were issued pursuant to either (i) an Exchange Agreement dated as of April 12, 2000, as amended (the "Exchange Agreement"), by and among Profound Pharma A/S, a Danish corporation ("ProFound"), the Company, Maxygen Holdings Ltd., a Cayman Islands corporation and the stockholders of ProFound, (ii) an Agreement and Plan of Reorganization dated as of April 28, 2000, as amended (the "Merger Agreement"), by and among the Company, Tellus Genetic Resources, Inc., a California corporation ("Tellus"), Tellus Acquisition Corp., a Delaware corporation and the shareholders of Tellus, (iii) a License Agreement dated as of August 4, 2000 (the "License Agreement"), by and between the Company and GGMJ Technologies, L.L.C. or (iv) a stock option (the "Option Grant") granted by the Company to Alison Ross as of November 1, 1999.

     We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

     In rendering our opinion, we have examined the following records, documents and instruments:

(a) The Amended and Restated Certificate of Incorporation of the Company, certified by the Delaware Secretary of State as of January 16, 2001, and certified to us by an officer of the Company as being complete and in full force as of the date of this opinion;

(b) The Amended and Restated Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;
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(c)  A Certificate of an officer of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors, including any committee thereof, and stockholders of the Company relating to the Shares, and the Registration Statement, and (ii) certifying as to certain factual matters;

(d)  The Registration Statement;

(e)  The Exchange Agreement;

(f)  The Merger Agreement;

(g)  The License Agreement;

(h)  The Option Grant; and

(i) A letter from ChaseMellon Shareholder Services, the Company's transfer agent, dated January 18, 2001, as to the number of shares of the Company's Common Stock that were outstanding on January 17, 2001.

     This opinion is limited to the federal law of the United States of America and the General Corporation Law of the State of Delaware, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

     Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and sold; (ii) the full consideration stated in, as applicable, the Exchange Agreement, the Merger Agreement, the License Agreement and the Option Grant pursuant to which the Shares were purchased and issued was paid for each Share and that such consideration in respect of each Share includes payment of cash or other lawful consideration at least equal to the par value thereof, (iii) appropriate certificates evidencing the Shares were executed and delivered by the Company and (iv) all applicable securities laws are complied with, it is our opinion that the Shares will be legally issued, fully paid and nonassessable.

     This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

      We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement and the filing of this opinion as an exhibit to the Registration Statement.


                              Very truly yours,


                              /s/ Heller Ehrman White & McAuliffe LLP